EXHIBIT 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-253062) pertaining to the historical BSA Plans (04-12, 2013, 2014, 2015-1, 2015-2(a), 2016 Ordinary, 2016 Performance, 2016-02, 2017, 2018, 2018-01, 2018-02, 2019-1, 2020), historical BSPCE Plans (2012-1, 08-2013, 09-2014, 2015-01, 2015-03, 2016, 2016 Performance, 2017 Ordinary, 2017), historical Free Share Plans (2017, 2018, 2019), historical Stock Option Plans (2016, 2016-2, 2017, 2018, 2019, LLY 2019), BSA Plan, Free Share Plan, and 2020 Stock Option Plan of Nanobiotix S.A.;

(2)     Registration Statement (Form S-8 No. 333-257239) pertaining to BSA Plan, Free Share Plan and 2021 Stock Option plan of Nanobiotix S.A.;

(3)     Registration Statement (Form F-3 No. 333-262545) of Nanobiotix S.A.;

of our report dated March 30, 2022, with respect to the consolidated financial statements of Nanobiotix S.A., included in this annual report (Form 20-F) of Nanobiotix S.A. for the year ended December 31, 2021.

/s/ ERNST & YOUNG et Autres

Paris La Défense, France

April 8, 2022